First Interstate BancSystem, Inc. Reports Results for Third Quarter 2011

For Immediate Release

Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. reports third quarter 2011 net income available to common shareholders of $11.1 million, or $0.26 per diluted share, as compared to $9.0 million, or $0.21 per diluted share, for second quarter 2011 and $7.9 million, or $0.18 per diluted share, for third quarter 2010.

RESULTS SUMMARY

(Unaudited; $ in thousands, except per share data)

	Three Months Ended			Sequential	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
	2011	2011	2010	% Change	% Change
Net income	$11,921	$9,854	$8,729	21.0%	36.6%
Net income available to common shareholders	11,059	9,001	7,867	22.9%	40.6%
Diluted earnings per common share	0.26	0.21	0.18	23.8%	44.4%
Dividends per common share	0.1125	0.1125	0.1125	0.0%	0.0%
Book value per common share	16.70	16.51	16.23	1.2%	2.9%
Tangible book value per common share*	12.25	12.05	11.72	1.7%	4.5%
Net tangible book value per common share*	13.66	13.45	13.14	1.6%	4.0%
Return on average common equity	6.17%	5.23%	4.52%
Return on average assets	0.65%	0.54%	0.48%
Weighted average common shares outstanding	42,774,259	42,749,376	42,634,283
Weighted average common shares issuable upon exercise of stock options & non-vested stock awards	67,404	114,717	150,587

	Nine Months Ended		Year
	September 30,	September 30,	Over Year
	2011	2010	% Change
Net income	$31,281	$26,518	18.0%
Net income available to common stockholders	28,722	23,959	19.9%
Diluted earnings per common share	0.67	0.61	9.8%
Dividends per common share	0.3375	0.3375	0.0%
Return on average common equity	5.51%	5.05%
Return on average assets	0.57%	0.49%
Weighted average common shares outstanding	42,737,986	38,986,458
Weighted average common shares issuable upon exercise of stock options & non-vested stock awards	111,368	216,219

*	See Non-GAAP Financial Measures included herein for a discussion regarding tangible and net tangible book value per common share.

“We were pleased to deliver a solid quarter that reflects stabilizing economic conditions in most of our markets and strong execution in all areas of the Bank,” said Lyle R. Knight, President and Chief Executive Officer for First Interstate BancSystem, Inc. “Compared to the second quarter of 2011, we generated higher revenue, improved operating efficiencies and higher returns on both equity and assets. Importantly, our loan portfolio is showing encouraging signs of improvement as we work down our level of problem loans, which is resulting in lower loan loss provision expense.”

REVENUE SUMMARY

(Unaudited; $ in thousands)

	Three Months Ended			Sequential	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
	2011	2011	2010	% Change	% Change
Interest income	$73,483	$73,551	$78,965	-0.1%	-6.9%
Interest expense	9,991	11,024	15,221	-9.4%	-34.4%

Net interest income	63,492	62,527	63,744	1.5%	-0.4%
Non-interest income:
Other service charges, commissions and fees	8,479	7,768	7,821	9.2%	8.4%
Service charges on deposit accounts	4,609	4,385	4,497	5.1%	2.5%
Income from the origination and sale of loans	5,512	4,109	7,355	34.1%	-25.1%
Wealth management revenues	3,202	3,483	3,091	-8.1%	3.6%
Investment securities gains, net	38	16	66	137.5%	-42.4%
Other income	1,285	1,830	2,025	-29.8%	-36.5%

Total non-interest income	23,125	21,591	24,855	7.1%	-7.0%

Total revenues	$86,617	$84,118	$88,599	3.0%	-2.2%

Tax equivalent net interest margin ratio	3.84%	3.84%	3.89%

	Nine Months Ended		Year
	September 30,	September 30,	Over Year
	2011	2010	% Change
Interest income	$220,877	$238,331	-7.3%
Interest expense	33,060	49,742	-33.5%

Net interest income	187,817	188,589	-0.4%
Non-interest income:
Other service charges, commissions and fees	23,627	22,073	7.0%
Service charges on deposit accounts	13,104	13,854	-5.4%
Income from the origination and sale of loans	13,066	14,841	-12.0%
Wealth management revenues	9,980	9,304	7.3%
Investment securities gains, net	56	108	-48.1%
Other income	5,042	5,220	-3.4%

Total non-interest income	64,875	65,400	-0.8%

Total revenues	$252,692	$253,989	-0.5%

Tax equivalent net interest margin ratio	3.80%	3.95%

Net Interest Income

Net interest income increased during third quarter 2011, as compared to second quarter 2011, primarily due to one additional accrual day. Further reductions in funding costs, along with a continued shift from higher-costing time deposits to lower-costing demand deposits, were offset by decreased loan and investment yields resulting in a stable net interest margin of 3.84% during third quarter 2011 compared to second quarter 2011. Compression in the net interest margin ratio during the nine months ended September 30, 2011, compared to the same period in 2010, was attributable to lower yields earned on the Company’s investment and loan portfolios and lower outstanding loan balances, the effects of which were partially offset by a 35 basis point reduction in funding costs.

Non-interest Income

Other service charges, commissions and fees increased during third quarter 2011, as compared to second quarter 2011 and third quarter 2010, primarily due to higher service charge income from ATM transactions and higher interchange income from increased volumes of debit and credit card transactions.

Although regulations became effective on October 1, 2011, that reduced the maximum allowable debit card interchange fee per transaction for large issuers with over $10 billion in assets, the Company qualifies for the small-issuer exemption. Under this exemption the Company does not anticipate any immediate, significant impact to interchange revenues.

Income from the origination and sale of residential mortgage loans increased during third quarter 2011, as compared to second quarter 2011, primarily due to increased purchased home and refinancing activity brought on by a reduction in home mortgage rates. Purchased home loan originations accounted for approximately 47% of the Company’s residential real estate loan originations during third quarter 2011, as compared to 61% during second quarter 2011 and 31% during third quarter 2010.

Wealth management revenues decreased during third quarter 2011, as compared to second quarter 2011 due to declines in the market values of assets under trust management. Wealth management revenues increased during the nine months ended September 30, 2011, as compared to the same period in 2010 primarily due to new business activity and increases in the market values of assets under trust management.

Fluctuations in other income during third quarter 2011, as compared to second quarter 2011 and third quarter 2010, were primarily due to fluctuations of values of securities held under deferred compensation plans.

NON-INTEREST EXPENSE

(Unaudited; $ in thousands)

	Three Months Ended			Sequential	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
	2011	2011	2010	% Change	% Change
Non-interest expense:
Salaries, wages and employee benefits expense	$26,888	$27,889	$27,994	-3.6%	-4.0%
Occupancy, net	4,180	4,013	3,939	4.2%	6.1%
Furniture and equipment	3,018	3,129	3,411	-3.5%	-11.5%
Outsourced technology services	2,235	2,212	2,402	1.0%	-7.0%
FDIC insurance premiums	1,631	1,629	2,337	0.1%	-30.2%
Other real estate owned expense, net of income	2,878	2,042	2,608	40.9%	10.4%
Mortgage servicing rights amortization	807	671	1,221	20.3%	-33.9%
Mortgage servicing rights impairment	1,168	27	1,991	4225.9%	-41.3%
Core deposit intangibles amortization	362	361	437	0.3%	-17.2%
Other expenses	11,874	12,219	11,670	-2.8%	1.7%

Total non-interest expense	$55,041	$54,192	$58,010	1.6%	-5.1%

	Nine Months Ended		Year
	September 30,	September 30,	Over Year
	2011	2010	% Change
Non-interest expense:
Salaries, wages and employee benefits	$82,479	$83,451	-1.2%
Occupancy, net	12,408	12,044	3.0%
Furniture and equipment	9,367	10,108	-7.3%
Outsourced technology services	6,688	7,100	-5.8%
FDIC insurance premiums	5,726	7,460	-23.2%
Other real estate owned expense, net of income	6,631	6,129	8.2%
Mortgage servicing rights amortization	2,285	3,469	-34.1%
Mortgage servicing rights impairment	848	2,212	-61.7%
Core deposit intangibles amortization	1,085	1,316	-17.6%
Other expenses	34,674	32,892	5.4%

Total non-interest expense	$162,191	$166,181	-2.4%

Salaries, wages and employee benefits decreased in third quarter 2011 from second quarter 2011 and from the same period a year ago largely due to reductions in FTE’s and fluctuations of values of securities held under deferred compensation plans.

In February 2011, the FDIC issued a final rule that, among other things, modified the definition of an institution’s deposit insurance assessment base and revised assessment rate schedules. These changes, which became effective April 1, 2011, resulted in a reduction in the Company’s FDIC insurance premiums.

Variations in net OREO expense between periods were primarily due to fluctuations in write-downs of the estimated fair value of OREO properties. Third quarter 2011 net OREO expense included $538 thousand of net operating expenses, $2.4 million of fair value write-downs and net gains of $113 thousand on the sale of OREO properties. Approximately 52% of write-downs recorded during the current quarter related to properties in our stressed markets, which include the Flathead, Gallatin Valley and Jackson market areas.

Fluctuations in the fair value of mortgage servicing rights were due to changes in assumptions regarding estimated prepayments of the underlying residential mortgage loans, which typically correspond with changes in market interest rates. Residential mortgage interest rates decreased during third quarter 2011, as compared to second quarter 2011, resulting in an impairment of mortgage servicing rights.

ASSET QUALITY

(Unaudited; $ in thousands)

	$0,000,000,0	$0,000,000,0	$0,000,000,0
	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Allowance for loan losses – beginning of period	$124,579	$124,446	$114,328
Charge-offs	(20,405)	(16,102)	(12,789)
Recoveries	2,129	835	697
Provision	14,000	15,400	18,000

Allowance for loan losses – end of period	$120,303	$124,579	$120,236

	$0,000,000,00	$0,000,000,00	$0,000,000,00
	September 30,	June 30,	September 30,
	2011	2011	2010
Period end loans	$4,275,717	$4,281,260	$4,452,387
Average loans	4,291,632	4,269,637	4,504,657

Non-performing loans:
Non-accrual loans	223,961	229,662	174,249
Accruing loans past due 90 days or more	3,001	2,194	1,129
Troubled debt restructurings	35,616	31,611	26,630

Total non-performing loans	262,578	263,467	202,008
Other real estate owned	25,080	28,323	35,296

Total non-performing assets	$287,658	$291,790	$237,304

Net charge-offs to average loans (annualized)	1.69%	1.43%	1.06%
Provision for loan losses to average loans (annualized)	1.29%	1.45%	1.59%
Allowance for loan losses to period end loans	2.81%	2.91%	2.70%
Allowance for loan losses to total non-performing loans	45.82%	47.28%	59.52%
Non-performing loans to period end loans	6.14%	6.15%	4.54%
Non-performing assets to period end loans and other real estate owned	6.69%	6.77%	5.29%
Non-performing assets to total assets	3.94%	4.05%	3.24%

The Company’s loan portfolio continued to be adversely impacted by difficult economic conditions in certain of its market areas. The Flathead, Gallatin Valley and Jackson market areas, which are dependent upon resort and second home communities, accounted for approximately 43% of the Company’s non-performing assets versus only 18% of the Company’s total loans as of September 30, 2011.

Net charged-off loans increased during third quarter 2011, as compared to second quarter 2011 and third quarter 2010. Approximately 48% of the net charged-off loans during third quarter 2011 were located in the Flathead, Gallatin Valley and Jackson market areas. Additionally, approximately 73% of the loans charged-off during third quarter 2011 were related to three borrowers, including one commercial real estate and two land development borrowers.

As of September 30, 2011, total non-performing loans included $225 million of real estate loans, of which $101 million were construction loans and $91 million were commercial real estate loans. Non-performing construction loans as of September 30, 2011 were comprised of land acquisition and development loans of $65 million, commercial construction loans of $21 million and residential construction loans of $15 million.

Non-accrual loans decreased $6 million during third quarter 2011, as compared to second quarter 2011. Decreases to non-accrual loans due to charge-off, pay-off or foreclosure were largely offset by increases from two commercial and four real estate borrowers.

OREO decreased during third quarter 2011, as compared to second quarter 2011 and third quarter 2010. During third quarter 2011, the Company recorded additions to OREO of $3 million, wrote down the fair value of OREO properties by $2 million and sold OREO with a net book value of $4 million. As of September 30, 2011, approximately 68% of total OREO was comprised of properties located in the Flathead, Gallatin Valley and Jackson market areas.

Fluctuations in the provision for loan losses result from management’s assessment of the adequacy of the Company’s allowance for loan losses. Management expects quarterly provisions for loan losses to decline as credit quality improves.

Following is a summary of the Company’s credit quality trends since the start of 2009.

CREDIT QUALITY TRENDS

(Unaudited; $ in thousands)

	Provisions for Loan Losses	Net Charge-offs	Allowance for Loan Losses	Loans 30 - 89 Days Past Due	Non-Performing Loans	Non-Performing Assets
Q1 2009	$9,600	$4,693	$92,223	$98,980	$103,653	$122,300
Q2 2009	11,700	5,528	98,395	88,632	135,484	167,273
Q3 2009	10,500	7,147	101,748	91,956	125,083	156,958
Q4 2009	13,500	12,218	103,030	63,878	124,678	163,078
Q1 2010	11,900	8,581	106,349	62,675	133,042	177,022
Q2 2010	19,500	11,521	114,328	99,334	158,113	200,451
Q3 2010	18,000	12,092	120,236	47,966	202,008	237,304
Q4 2010	17,500	17,256	120,480	57,011	210,684	244,312
Q1 2011	15,000	11,034	124,446	68,021	249,878	281,873
Q2 2011	15,400	15,267	124,579	70,145	263,467	291,790
Q3 2011	14,000	18,276	120,303	62,165	262,578	287,658

Following is a summary of the Company’s criticized loans since the start of 2009.

CRITICIZED LOANS

(Unaudited; $ in thousands)

	Other Assets Especially Mentioned	Substandard	Doubtful	Total
Q1 2009	$163,402	$231,861	$40,356	$435,619
Q2 2009	230,833	242,751	48,326	521,910
Q3 2009	239,320	271,487	60,725	571,532
Q4 2009	279,294	271,324	69,603	620,221
Q1 2010	312,441	311,866	64,113	688,420
Q2 2010	319,130	337,758	92,249	749,137
Q3 2010	340,075	340,973	116,003	797,051
Q4 2010	305,925	303,653	133,353	742,931
Q1 2011	293,899	299,072	135,862	728,833
Q2 2011	268,450	309,029	149,964	727,443
Q3 2011	261,501	305,145	134,367	701,013

“We’re pleased to see the continued downward trend in our criticized loans. While we don’t anticipate this level of charge-offs in future quarters, we do expect they will continue to be elevated for the foreseeable future and we’ll see volatility in this number as we continue to work through our problem loans,” said Lyle R. Knight, President and Chief Executive Officer for First Interstate BancSystem, Inc.

ASSETS

(Unaudited; $ in thousands)

	September 30, 2011	June 30, 2011	September 30, 2010	Sequential Quarter % Change	Year Over Year % Change
Cash and cash equivalents	$504,227	$415,491	$542,355	21.4%	-7.0%
Investment securities	2,045,796	2,022,729	1,829,424	1.1%	11.8%
Loans	4,275,717	4,281,260	4,452,387	-0.1%	-4.0%
Less allowance for loan losses	120,303	124,579	120,236	-3.4%	0.1%

Net loans	4,155,414	4,156,681	4,332,151	0.0%	-4.1%

Other assets	601,717	607,890	625,271	-1.0%	-3.8%

Total assets	$7,307,154	$7,202,791	$7,329,201	1.4%	-0.3%

LOANS

(Unaudited; $ in thousands)

	September 30, 2011	June 30, 2011	September 30, 2010	Sequential Quarter % Change	Year Over Year % Change
Real estate loans:
Commercial	$1,561,788	$1,555,964	$1,565,525	0.4%	-0.2%
Construction:
Land acquisition & development	296,407	312,690	360,890	-5.2%	-17.9%
Commercial	67,261	76,740	91,713	-12.4%	-26.7%
Residential	64,098	63,364	111,545	1.2%	-42.5%

Total construction loans	427,766	452,794	564,148	-5.5%	-24.2%

Residential	586,425	578,739	544,952	1.3%	7.6%
Agriculture	177,121	177,728	189,895	-0.3%	-6.7%

Total real estate loans	2,753,100	2,765,225	2,864,520	-0.4%	-3.9%

Consumer:
Indirect consumer loans	415,245	413,825	432,869	0.3%	-4.1%
Other consumer loans	151,611	152,704	165,725	-0.7%	-8.5%
Credit card loans	60,283	59,655	59,222	1.1%	1.8%

Total consumer loans	627,139	626,184	657,816	0.2%	-4.7%

Commercial	703,010	724,158	739,151	-2.9%	-4.9%
Agricultural	136,728	133,898	134,689	2.1%	1.5%
Other loans, including overdrafts	3,252	3,297	2,489	-1.4%	30.7%

Total loans held for investment	4,223,229	4,252,762	4,398,665	-0.7%	-4.0%

Mortgage loans held for sale	52,488	28,498	53,722	84.2%	-2.3%

Total loans	$4,275,717	$4,281,260	$4,452,387	-0.1%	-4.0%

As of September 30, 2011, total loans decreased, as compared to June 30, 2011 and September 30, 2010, primarily due to sluggish commercial and consumer growth amid economic uncertainty as well as the movement of lower quality loans out of the loan portfolio through charge-off, pay-off or foreclosure.

LIABILITIES

(Unaudited; $ in thousands)

	September 30, 2011	June 30, 2011	September 30, 2010	Sequential Quarter % Change	Year Over Year % Change
Deposits	$5,851,319	$5,794,665	$5,902,181	1.0%	-0.9%
Securities sold under repurchase agreements	475,522	435,039	455,861	9.3%	4.3%
Accounts payable and accrued expenses	37,266	35,395	44,313	5.3%	-15.9%
Accrued interest payable	8,786	11,712	15,241	-25.0%	-42.4%
Long-term debt	37,469	37,480	37,513	0.0%	-0.1%
Other borrowed funds	5,122	5,440	5,674	-5.8%	-9.7%
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715	0.0%	0.0%

Total liabilities	$6,539,199	$6,443,446	$6,584,498	1.5%	-0.7%

DEPOSITS

(Unaudited; $ in thousands)

	September 30, 2011	June 30, 2011	September 30, 2010	Sequential Quarter % Change	Year Over Year % Change
Non-interest bearing demand	$1,243,703	$1,109,905	$1,098,375	12.1%	13.2%
Interest bearing:
Demand	1,308,122	1,233,039	1,144,415	6.1%	14.3%
Savings	1,662,602	1,703,548	1,599,774	-2.4%	3.9%
Time, $100 and over	704,518	772,567	981,941	-8.8%	-28.3%
Time, other	932,374	975,606	1,077,676	-4.4%	-13.5%

Total interest bearing	4,607,616	4,684,760	4,803,806	-1.6%	-4.1%

Total deposits	$5,851,319	$5,794,665	$5,902,181	1.0%	-0.9%

Deposits increased slightly as of September 30, 2011, as compared to June 30, 2011 and decreased slightly compared to September 30, 2010. During third quarter 2011, the Company continued to experience a shift in the mix of deposits away from higher-costing time deposits to lower-costing demand deposits.

STOCKHOLDERS’ EQUITY

(Unaudited, $ in thousands, except per share data)

	September 30, 2011	June 30, 2011	September 30, 2010	Sequential Quarter % Change	Year Over Year % Change
Preferred stockholders’ equity	$50,000	$50,000	$50,000	0.0%	0.0%
Common stockholders’ equity	693,873	686,948	671,755	1.0%	3.3%
Accumulated other comprehensive income, net	24,082	22,397	22,948	7.5%	4.9%

Total stockholders’ equity	$767,955	$759,345	$744,703	1.1%	3.1%

Book value per common share	$16.70	$16.51	$16.23	1.2%	2.9%
Tangible book value per common share*	$12.25	$12.05	$11.72	1.7%	4.5%
Net tangible book value per common share *	$13.66	$13.45	$13.14	1.6%	4.0%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible book value per common share.

On September 23, 2011, the Company declared a quarterly dividend to common shareholders of $0.1125 per share. This dividend was paid on October 17, 2011 to shareholders of record as of October 3, 2011.

CAPITAL RATIOS

(Unaudited)

	September 30, 2011		June 30, 2011	September 30, 2010
Tangible common stockholders' equity to tangible assets*	7.40%		7.38%	7.03%
Net tangible common stockholders' equity to tangible assets*	8.25%		8.24%	7.88%
Tier 1 common capital to total risk weighted assets	10.78%		10.56%	9.85%
Leverage ratio	9.77	%**	9.69%	9.38%
Tier 1 risk-based capital	14.28	%**	14.03%	13.22%
Total risk-based capital	16.26	%**	16.01%	15.18%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible common stockholders' equity to tangible assets.
**	Preliminary estimate – may be subject to change.

As of September 30, 2011, the Company had capital levels that, in all cases, exceeded the “well capitalized” requirements under all regulatory capital guidelines.

Third Quarter 2011 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss third quarter 2011 results at 11:00 a.m. Eastern Time (9:00 a.m. MDT) on Tuesday, October 25, 2011. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-317-6789 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. MDT) on October 25, 2011 through November 28, 2011 by dialing 1-877-344-7529 (using conference ID 10004691). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 71 banking offices in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company’s market areas.

Cautionary Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections. These statements include statements about decreased levels of criticized loans, stabilization of the loan portfolio, the Company’s level of allowance for loan losses, manageability of credit costs and levels of profitability. Therefore, the Company’s actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions.

The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release:

The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release:

•	credit losses;

•	concentrations of real estate loans;

•	economic and market developments, including inflation;

•	commercial loan risk;

•	adequacy of the allowance for loan losses;

•	impairment of goodwill;

•	changes in interest rates;

•	access to low-cost funding sources;

•	increases in deposit insurance premiums;

•	inability to grow business;

•	adverse economic conditions affecting Montana, Wyoming and western South Dakota;

•	governmental regulation and changes in regulatory, tax and accounting rules and interpretations;

•	sweeping changes in regulation of financial institutions due to passage of the Dodd-Frank Act;

•	changes in or noncompliance with governmental regulations;

•	effects of recent legislative and regulatory efforts to stabilize financial markets;

•	dependence on the Company’s management team;

•	ability to attract and retain qualified employees;

•	failure of technology;

•	reliance on external vendors;

•	disruption of vital infrastructure and other business interruptions;

•	illiquidity in the credit markets;

•	inability to meet liquidity requirements;

•	lack of acquisition candidates;

•	failure to manage growth;

•	competition;

•	inability to manage risks in turbulent and dynamic market conditions;

•	ineffective internal operational controls;

•	environmental remediation and other costs;

•	failure to effectively implement technology-driven products and services;

•	litigation pertaining to fiduciary responsibilities;

•	capital required to support the Company’s bank subsidiary;

•	soundness of other financial institutions;

•	impact of Basel III capital standards and forthcoming new capital rules proposed for U.S. banks;

•	inability of our bank subsidiary to pay dividends;

•	change in dividend policy;

•	lack of public market for our Class A common stock;

•	volatility of Class A common stock;

•	voting control of Class B stockholders;

•	decline in market price of Class A common stock;

•	dilution as a result of future equity issuances;

•	uninsured nature of any investment in Class A common stock;

•	anti-takeover provisions;

•	controlled company status; and

•	subordination of common stock to Company debt.

A more detailed discussion of each of the foregoing risks is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed February 28, 2011. These factors and the other risk factors described in the Company’s periodic and current reports filed with the Securities and Exchange Commission from time to time, however, are not necessarily all of the important factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the Company’s forward-looking statements. Other unknown or unpredictable factors also could harm the Company’s results. Investors and others are encouraged to read the more detailed discussion of the Company’s risks contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

CONSOLIDATED BALANCE SHEETS

(Unaudited, $ in thousands)

	September 30,	June 30,	September 30,
	2011	2011	2010
Assets
Cash and due from banks	$135,229	$130,413	$124,933
Federal funds sold	2,119	1,764	774
Interest bearing deposits in banks	366,879	283,314	416,648

Total cash and cash equivalents	504,227	415,491	542,355

Investment securities:
Available-for-sale	1,896,385	1,873,864	1,692,426
Held-to-maturity (estimated fair values of $157,639, $153,448 and $141,543 as of September 30, 2011, June 30, 2011 and September 30, 2010, respectively)	149,411	148,865	136,998

Total investment securities	2,045,796	2,022,729	1,829,424

Loans held for investment	4,223,229	4,252,762	4,398,665
Mortgage loans held for sale	52,488	28,498	53,722

Total loans	4,275,717	4,281,260	4,452,387

Less allowance for loan losses	120,303	124,579	120,236

Net loans	4,155,414	4,156,681	4,332,151

Premises and equipment, net of accumulated depreciation	185,742	186,529	192,021
Goodwill	183,673	183,673	183,673
Company-owned life insurance	74,362	74,080	72,867
Accrued interest receivable	34,994	33,588	35,296
Other real estate owned, net of write-downs	25,080	28,323	37,251
Mortgage servicing rights, net of accumulated amortization and impairment reserve	11,909	13,218	14,505
Deferred tax asset	8,393	10,466	—
Core deposit intangibles, net of accumulated amortization	7,719	8,080	9,235
Other assets	69,845	69,933	80,423

Total assets	$7,307,154	$7,202,791	$7,329,201

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$1,243,703	$1,109,905	$1,098,375
Interest bearing	4,607,616	4,684,760	4,803,806

Total deposits	5,851,319	5,794,665	5,902,181

Securities sold under repurchase agreements	475,522	435,039	455,861
Accounts payable and accrued expenses	37,266	35,395	44,313
Accrued interest payable	8,786	11,712	15,241
Long-term debt	37,469	37,480	37,513
Other borrowed funds	5,122	5,440	5,674
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715

Total liabilities	6,539,199	6,443,446	6,584,498

Stockholders’ equity:
Preferred stock	50,000	50,000	50,000
Common stock	266,317	265,639	263,719
Retained earnings	427,556	421,309	408,036
Accumulated other comprehensive income, net	24,082	22,397	22,948

Total stockholders’ equity	767,955	759,345	744,703

Total liabilities and stockholders’ equity	$7,307,154	$7,202,791	$7,329,201

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, $ in thousands, except per share data)

	Three Months ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Interest income:
Interest and fees on loans	$61,372	$61,475	$67,033
Interest and dividends on investment securities:
Taxable	10,721	10,649	10,540
Exempt from federal taxes	1,188	1,194	1,137
Interest on deposits in banks	200	227	252
Interest on federal funds sold	2	6	3

Total interest income	73,483	73,551	78,965

Interest expense:
Interest on deposits	7,905	8,903	12,973
Interest on securities sold under repurchase agreements	137	171	209
Interest on other borrowed funds	—	—	1
Interest on long-term debt	498	495	512
Interest on subordinated debentures held by subsidiary trusts	1,451	1,455	1,526

Total interest expense	9,991	11,024	15,221

Net interest income	63,492	62,527	63,744
Provision for loan losses	14,000	15,400	18,000

Net interest income after provision for loan losses	49,492	47,127	45,744

Non-interest income:
Other service charges, commissions and fees	8,479	7,768	7,821
Service charges on deposit accounts	4,609	4,385	4,497
Income from the origination and sale of loans	5,512	4,109	7,355
Wealth management revenues	3,202	3,483	3,091
Investment securities gains, net	38	16	66
Other income	1,285	1,830	2,025

Total non-interest income	23,125	21,591	24,855

Non-interest expense:
Salaries, wages and employee benefits	26,888	27,889	27,994
Occupancy, net	4,180	4,013	3,939
Furniture and equipment	3,018	3,129	3,411
Outsourced technology services	2,235	2,212	2,402
FDIC insurance premiums	1,631	1,629	2,337
Other real estate owned expense, net of income	2,878	2,042	2,608
Mortgage servicing rights amortization	807	671	1,221
Mortgage servicing rights impairment	1,168	27	1,991
Core deposit intangibles amortization	362	361	437
Other expenses	11,874	12,219	11,670

Total non-interest expense	55,041	54,192	58,010

Income before income tax expense	17,576	14,526	12,589
Income tax expense	5,655	4,672	3,860

Net income	11,921	9,854	8,729
Preferred stock dividends	862	853	862

Net income available to common shareholders	$11,059	$9,001	$7,867

Basic earnings per common share	$0.26	$0.21	$0.18
Diluted earnings per common share	$0.26	$0.21	$0.18

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, $ in thousands, except per share data)

	Nine Months ended
	September 30,	September 30,
	2011	2010
Interest income:
Interest and fees on loans	$185,238	$201,428
Interest and dividends on investment securities:
Taxable	31,281	32,673
Exempt from federal taxes	3,553	3,476
Interest on deposits in banks	794	733
Interest on federal funds sold	11	21

Total interest income	220,877	238,331

Interest expense:
Interest on deposits	26,679	42,747
Interest on securities sold under repurchase agreements	545	632
Interest on other borrowed funds	—	3
Interest on long-term debt	1,482	1,940
Interest on subordinated debentures held by subsidiary trusts	4,354	4,420

Total interest expense	33,060	49,742

Net interest income	187,817	188,589
Provision for loan losses	44,400	49,400

Net interest income after provision for loan losses	143,417	139,189

Non-interest income:
Other service charges, commissions and fees	23,627	22,073
Service charges on deposit accounts	13,104	13,854
Income from the origination and sale of loans	13,066	14,841
Wealth management revenues	9,980	9,304
Investment securities gains, net	56	108
Other income	5,042	5,220

Total non-interest income	64,875	65,400

Non-interest expense:
Salaries, wages and employee benefits	82,479	83,451
Occupancy, net	12,408	12,044
Furniture and equipment	9,367	10,108
Outsourced technology services	6,688	7,100
FDIC insurance premiums	5,726	7,460
Other real estate owned expense, net of income	6,631	6,129
Mortgage servicing rights amortization	2,285	3,469
Mortgage servicing rights impairment	848	2,212
Core deposit intangibles amortization	1,085	1,316
Other expenses	34,674	32,892

Total non-interest expense	162,191	166,181

Income before income tax expense	46,101	38,408
Income tax expense	14,820	11,890

Net income	31,281	26,518
Preferred stock dividends	2,559	2,559

Net income available to common shareholders	$28,722	$23,959

Basic earnings per common share	$0.67	$0.61
Diluted earnings per common share	$0.67	$0.61

AVERAGE BALANCE SHEETS

(Unaudited, $ in thousands)

	For the three months ended
	September 30, 2011			June 30, 2011			September 30, 2010
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,291,632	$61,801	5.71%	$4,269,637	$61,926	5.82%	$4,504,657	$67,473	5.94%
Investment securities (2)	2,064,019	12,594	2.42	2,019,187	12,533	2.49	1,720,925	12,333	2.84
Interest bearing deposits in banks	311,768	200	0.25	359,446	227	0.25	392,149	252	0.25
Federal funds sold	1,858	2	0.43	3,871	6	0.62	2,299	3	0.52

Total interest earnings assets	6,669,277	74,597	4.44	6,652,141	74,692	4.50	6,620,030	80,061	4.80
Non-earning assets	615,472			617,221			658,680

Total assets	$7,284,749			$7,269,362			$7,278,710

Interest bearing liabilities:
Demand deposits	$1,265,339	$775	0.24	$1,263,466	$847	0.27	$1,127,006	$842	0.30
Savings deposits	1,712,739	1,478	0.34	1,711,210	1,753	0.41	1,555,510	2,199	0.56
Time deposits	1,699,633	5,652	1.32	1,780,542	6,303	1.42	2,119,083	9,931	1.86
Repurchase agreements	477,612	137	0.11	469,459	171	0.15	464,655	209	0.18
Other borrowed funds	5,584	—	—	5,459	—	—	5,256	1	0.08
Long-term debt	37,473	498	5.27	37,485	495	5.30	37,658	512	5.39
Subordinated debentures held by subsidiary trusts	123,715	1,451	4.65	123,715	1,455	4.72	123,715	1,526	4.89

Total interest bearing liabilities	5,322,095	9,991	0.74	5,391,336	11,024	0.82	5,432,883	15,220	1.11

Non-interest bearing deposits	1,153,800			1,089,909			1,046,112
Other non-interest bearing liabilities	47,412			47,791			59,515
Stockholders’ equity	761,442			740,326			740,200

Total liabilities and stockholders’ equity	$7,284,749			$7,269,362			$7,278,710

Net FTE interest income		$64,606			$63,668			$64,841
Less FTE adjustments (2)		(1,114)			(1,141)			(1,097)

Net interest income from consolidated statements of income		$63,492			$62,527			$63,744

Interest rate spread			3.70%			3.68%			3.69%

Net FTE interest margin (3)			3.84%			3.84%			3.89%

Cost of funds, including non-interest bearing demand deposits (4)			0.61%			0.68%			0.93%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.
(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.
(3)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.
(4)	Calculated by dividing total interest on total interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

AVERAGE BALANCE SHEETS

(Unaudited, $ in thousands)

	For the nine months ended September 30,
	2011			2010
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,288,237	$186,564	5.82%	$4,509,206	$202,797	6.01%
Investment securities (2)	2,010,966	36,885	2.45	1,600,451	38,155	3.19
Interest bearing deposits in banks	418,661	794	0.25	384,964	733	0.25
Federal funds sold	2,656	11	0.55	7,933	21	0.35

Total interest earnings assets	6,720,520	224,254	4.46	6,502,554	241,706	4.97
Non-earning assets	618,367			675,244

Total assets	$7,338,887			$7,177,798

Interest bearing liabilities:
Demand deposits	1,259,421	2,456	0.26%	1,118,951	2,551	0.30%
Savings deposits	1,722,782	5,231	0.41	1,481,547	6,842	0.62
Time deposits	1,784,256	18,992	1.42	2,195,029	33,353	2.03
Repurchase agreements	505,313	545	0.14	461,652	632	0.18
Othered borrowed funds	5,579	—	—	5,760	3	0.07
Long-term debt	37,485	1,482	5.29	48,895	1,940	5.30
Subordinated debentures held by subsidiary trusts	123,715	4,354	4.71	123,715	4,420	4.78

Total interest bearing liabilities	5,438,551	33,060	0.81	5,435,549	49,741	1.22
Non-interest bearing deposits	1,105,122			996,290
Other non-interest bearing liabilities	48,726			61,138
Stockholders’ equity	746,488			684,821

Total liabilities andstockholders’ equity	$7,338,887			$7,177,798

Net FTE interest income		$191,194			$191,965
Less FTE adjustments (2)		(3,377)			(3,376)

Net interest income from consoli-dated statements of income		$187,817			$188,589

Interest rate spread			3.65%			3.75%

Net FTE interest margin (3)			3.80%			3.95%

Cost of funds, including non-interest bearing demand deposits (4)			0.68%			1.03%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.
(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.
(3)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.
(4)	Calculated by dividing total interest on total interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) net tangible book value per common share; (iii) tangible common stockholders’ equity to tangible assets; (iv) net tangible common stockholders’ equity to tangible assets; and (v) tangible assets.

For purposes of computing tangible book value per common share, tangible book value equals common stockholders’ equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders’ equity divided by shares of common stock outstanding.

For purposes of computing net tangible book value per common share, net tangible book value equals common stockholders’ equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible book value per common share is calculated as net tangible common stockholders’ equity divided by shares of common stock outstanding. The Company’s goodwill as of September 30, 2011 was $184 million, of which approximately $159 million is deductible for income tax purposes over an original period of 15 years. The calculation of net tangible book value takes into account the full amount of tax benefit of approximately $60 million associated with deductible goodwill assuming the Company will continue to have income sufficient to allow it to recognize this benefit in future periods.

For purposes of computing tangible common stockholders’ equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders’ equity to tangible assets is calculated as tangible common stockholders’ equity divided by tangible assets.

For purposes of computing net tangible common stockholders’ equity to tangible assets, net tangible common stockholders’ equity equals common stockholders’ equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible common stockholders’ equity to tangible assets is calculated as net tangible common stockholders’ equity divided by tangible assets.

Management believes that these non-GAAP financial measures are valuable indicators of a financial institution’s capital strength since they eliminate intangible assets from stockholders’ equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders’ equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company’s performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.

NON-GAAP FINANCIAL MEASURES

(Unaudited; $ in thousands except share and per share data)

	September 30,	June 30,	September 30,
	2011	2011	2010
Total stockholders’ equity (GAAP)	$767,955	$759,345	$744,703
Less goodwill and other intangible assets (excluding mortgage servicing rights)	191,428	191,792	192,952
Less preferred stock	50,000	50,000	50,000

Tangible common stockholders’ equity (Non-GAAP)	$526,527	$517,553	$501,751
Add deferred tax liability for deductible goodwill	60,499	60,499	60,499

Net tangible common stockholders’ equity (Non-GAAP)	$587,026	$578,052	$562,250

Common shares outstanding	42,979,732	42,964,921	42,798,040

Book value per common share	$16.70	$16.51	$16.23
Tangible book value per common share	$12.25	$12.05	$11.72
Net tangible book value per common share	$13.66	$13.45	$13.14

Total assets (GAAP)	$7,307,154	$7,202,791	$7,329,201
Less goodwill and other intangible assets (excluding mortgage servicing rights)	191,428	191,792	192,952

Tangible assets (Non-GAAP)	$7,115,726	$7,010,999	$7,136,249

Tangible common stockholders’ equity to tangible assets (Non-GAAP)	7.40%	7.38%	7.03%
Net tangible common stockholders’ equity to tangible assets (Non-GAAP)	8.25%	8.24%	7.88%

First Interstate BancSystem, Inc.

P.O. Box 30918     Billings, Montana 59116     (406) 255-5390

www.FIBK.com